                                                                     EXHIBIT 2.3

                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of October __, 1999 by and among Phone.com Inc., a Delaware corporation (the "Company"), and those holders of the Company's Common Stock whose names are set forth on Exhibit A attached hereto (collectively, the "Shareholders").

                                  RECITALS
                                  --------

     WHEREAS, the Company, Phone.com Inc., a Delaware corporation and the Shareholders have entered into a Sale and Purchase Agreement dated 11 October 1999 (the "Purchase Agreement"), which provides, among other things, for the acquisition of the issued share capital of Apion Telecoms Group Limited ("Apion") in exchange for the issuance by the Company to the Shareholders of shares of the Company's Common Stock in consideration of the shares of Apion sold by the Shareholders to Phone.com Inc.;

     WHEREAS, as a condition to the completion under the Purchase Agreement, the Shareholders desire to obtain and the Company has agreed to grant certain registration rights to the Shareholders with respect to the Phone.com Inc. Shares;

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:


     Section 1.  Registration Rights.
                 -------------------

          1.1  Definitions.  As used in this Agreement:
               -----------

               (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the subsequent declaration or ordering of the effectiveness of such registration statement.

               (b)  The term "Registrable Securities" means:

                    (i)  the Phone.com Inc. Shares; and

                    (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Phone.com Inc. Shares, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned;

provided, however, that Common Stock or other securities shall only be treated
--------  -------
as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

               (c) The number of shares of "Registrable Securities then outstanding" shall mean the number of shares of Common Stock outstanding which are Registrable Securities, plus the number of shares of Common Stock which are Registrable Securities issuable pursuant to then exercisable or convertible securities.

               (d) The term "Holder" means any holder of outstanding Registrable Securities who, subject to the limitations set forth in Section 1.7 below, acquired such Registrable Securities in a transaction or series of transactions not involving any registered public offering.

               (e) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               (f) The term "Phone.com Inc. Shares" means 1,189,906 shares of Phone.com Inc. Common Stock by the Company held by the Shareholders being the Phone.com Inc. Shares, other than the Escrow Shares (as such term is defined in the Purchase Agreement) issued to the Shareholders pursuant to the Acquisition Agreement in consideration for the Acquisition of the Apion Shares, all of which (excluding the Escrow Shares) are listed against each such Shareholder's name on Exhibit A.

               (g) The term "Senior Registration Rights Agreement" means that certain Fourth Amended and Restated Investor Rights Agreement effective as of March 12, 1999 among the Company, the Series A Investors, the Series B Investors, the Series C Investors, the Series D Investors and the Series E Investors (as such terms are defined therein), as the same may be amended from time to time.

          1.2  Form S-3 Registration.  In case the Company shall, on or after
               ---------------------
the date on which the Company first becomes eligible to file a Registration Statement on Form S-3, receive from any Holder or Holders owning in the aggregate at least thirty percent (30%) of the Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

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

               (b) promptly use its reasonable best efforts to effect such registration and all such qualifications and compliances as may be reasonably so requested and as would permit and facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 30 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.2:

                    (i) if Form S-3 is not available for such offering by the Holders;

                    (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000;

                    (iii) if the Company, within ten (10) days of the receipt of the request of the Shareholders gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety
(90) days of receipt of such request;

                    (iv) during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on the date 180 days immediately following the effective date of, any registration statement pertaining to securities of the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                    (v) if the Company shall furnish to the Shareholders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its Shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Shareholders under this
Section 1.2; provided, however, that the Company shall not utilize this right more than once in any twelve month period;

                    (vi) if the Company has, since the date of this Agreement, already filed one registration statement on Form S-3 either for the Holders pursuant to this Section 1.2 or for any other holders of Company Securities pursuant to any other registration rights agreement (provided Section 2.10 of this Agreement was complied with); or

                    (vii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (c) Subject to the foregoing, the Company shall file a registration statement on Form S-3 covering the Registrable Securities and other securities so requested to be registered promptly after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.2, including (without limitation) all registration, filing, qualification, printer and accounting fees shall be borne by the Company. The Company shall not be required to pay any underwriters' or brokers' fees, discounts or commissions relating to the Registrable Securities, or the fees or expenses of separate counsel to the selling Holders.

          1.3  Obligations of the Company.  When required under Section 1.2 to
               --------------------------
effect the registration of any Registrable Securities, the Company shall, as soon as reasonably possible:

               (a) Prepare and file with the SEC a registration statement on Form S-3 with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for 90 days (extended by the duration of any period in which the Suspension Right described below is in effect) or such shorter period during which the Holders complete the distribution described in the registration statement relating thereto, whichever first occurs.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such numbers of copies of a prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

Notwithstanding any other provision of this Agreement, the Company shall have the right at any time to require that all Holders suspend further open market offers and sales of Registrable Shares whenever, and for so long as, in the reasonable judgment of the Company after consultation with counsel there is or may be in existence material undisclosed information or events with respect to the Company (the "Suspension Right"). In the event the Company exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not detrimental to the Company and its stockholders or until such time as the information or event is no longer material, each as determined in good faith by the Company after consultation with counsel. The Company will promptly give the Holders notice of any such suspension and prompt notice of the cessation of

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such suspension. The Company will use all reasonable efforts to minimize the length of the suspension.

          1.4  Furnish Information.  It shall be a condition precedent to the
               -------------------
obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          1.5  Indemnification.  In the event any Registrable Securities are
               ---------------
included in a registration statement under this Agreement:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law; and the Company will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.5(a), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act or the 1934 Act, any other Holder selling securities in such registration statement and any controlling person of any such other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.5(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that in no event shall any indemnity under this subsection 1.5(b) exceed the gross proceeds from the offering received by such Holder.

               (c)  Promptly after receipt by an indemnified party under this
Section 1.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.5.

               (d) If the indemnification provided in this Section 1.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e)  The obligations of the Company and Holders under this
Section 1.5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.6  Reports Under Securities Exchange Act of 1934.  With a view to
               ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

               (c) make available to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

          1.7  Assignment of Registration Rights.  The rights to cause the
               ---------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned by a Holder to a transferee or assignee of all of such Holder's Registrable Securities provided that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. Within a reasonable time after such transfer the Holder shall furnish written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned. The foregoing share limitation shall not apply, however, to transfers by a Holder to any wholly-owned subsidiary or constituent Holders (if a corporation), partner of the Holder (if a partnership), or any spouse, son or daughter of the Holder (if an individual), or to trustees of a trust the beneficiaries of which include the Holder and any spouse, son or daughter of the Holder, provided that all such transferees or assignees agree in writing to appoint a single representative as their attorney in fact for the purpose of receiving any notices and exercising their rights under this Section 1.

          1.8  Termination of Registration Rights.  The rights granted under
               ----------------------------------
this Section 1 shall terminate upon the earlier of (a) two (2) years following the date of this Agreement, or (b) with respect to any Holder, at such time as such Holder may be eligible to sell all of such Holder's Registrable Securities in a three-month period pursuant to Rule 144 (or such successor rule as may be adopted) or another exemption from the registration requirements of the Securities Act provided that the Company is then and continues to be in compliance with the current public information requirements of Rule 144(c) (or such successor provision as may be adopted).

               For any offer or sale of any of the Registrable Shares by a Holder in a transaction that is not exempt under the Securities Act, the Holder, in addition to complying with any other federal securities laws, shall deliver a copy of the final prospectus (or amendment of or supplement to such prospectus) of the Company covering the Registrable Shares in the form furnished to the Holder by the Company to the purchaser of any of the Registrable Shares on or before the settlement date for the purchase of such Registrable Shares.

     Section 2.  Miscellaneous.
                 -------------

          2.1  Assignment.  Subject to the provisions of Section 1.7 hereof, the
               ----------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

          2.2  Third Parties.  Nothing in this Agreement, express or implied, is
               -------------
intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

          2.3  Governing Law.  This Agreement shall be governed by and construed
               -------------
under the laws of the State of California, as applied to agreements made and performed in California by residents thereof.

          2.4  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          2.5  Notices.
               -------

               (a) All notices, requests, demands and other communications under this Agreement or in connection herewith shall be given to or made upon the respective parties as follows:

     To the Company:     Phone.com, Inc.
                         800 Chesapeake Drive,
                         Redwood City, CA 94063, USA

                         Attn: The General Counsel

     To a Shareholder:   At such Shareholder's address as set forth on the
                         signature pages hereto (or at such other address as is notified to the Company in writing).

               (b) All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, and shall be sent

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by airmail, return receipt requested, reputable overnight courier or by telex or fax with confirmation of receipt, and shall be deemed to be given or made when receipt is so confirmed.

               (c) Any party may, by written notice to the other, alter its address or respondent, and such notice shall be considered to have been given ten (10) days after the airmailing, telexing, telecopying or delivery thereof.

          2.6  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

          2.7  Amendment and Waiver.  Any provision of this Agreement may be
               --------------------
amended with the written consent of the Company and the Holders of at least a majority of the outstanding Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities, and the Company. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any holder of Registrable Securities. Each Shareholder acknowledges that by the operation of Section 2.7 hereof, the holders of a majority of the outstanding Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate all rights pursuant to this Agreement.

          2.8  Rights of Holders.  Each Holder of Registrable Securities shall
               -----------------
have the absolute right to exercise or refrain from exercising any right or rights that such Holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such Holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

          2.9  Delays or Omissions.  No delay or omission to exercise any right,
               -------------------
power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

          2.10   Other Registrations.
                 -------------------

                 (a) Notice of Registration. If at any time or from time to time
                     ----------------------
the Company shall determine to register any shares of its Common Stock for the account of a security holder or holders, other than (A) a registration relating to employee benefit or equity incentive plans, (B) a registration relating solely to a Rule 145 transaction, or (C) a registration on any registration form that does not permit secondary sales, the Company will:

                     (i)  promptly give to each Holder written notice thereof;
and

                     (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.10(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company by any Holder.

                 (b) Underwriting.  If the registration of which the Company
                     ------------
gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.10(a)(i). In such event the right of any Holder to registration pursuant to Section 2.10 shall be conditioned upon such Holder's participation in such underwriting, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

     All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.10, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. In addition, in no event shall any Registrable Securities be included in a registration if such inclusion would diminish the shares or other securities to be included by the stockholders who are parties to the Senior Registration Rights Agreement.

     The Company shall so advise all Holders and other holders distributing their securities through such underwriting, and the number of shares of Registrable Securities or other securities that may be included in the registration and underwriting shall be first allocated among those stockholders who are parties to the Senior Registration Rights Agreement in accordance with such agreement, and then to the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares.

                 (c) Right to Terminate Registration. The Company shall have the
                     -------------------------------
right to terminate or withdraw any registration initiated by it under this
Section 2.10 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

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

          2.11   Next Underwritten Public Offering.  With respect to the next
                 ---------------------------------
underwritten public offering of Common Stock of the Company pursuant to a Registration Statement on Form S-1 proposed to be filed by the Company following the date of this Agreement (the "S-1 Registration") the Company has obtained waivers from stockholders who are parties to or beneficiaries under the Senior Registration Rights Agreement to permit the Shareholders to, collectively, have such of the shares of the Company's Common Stock received by them upon the closing of the Purchase Agreement as represents fifteen and four tenths percent (15.4%) of the total number of shares of the Common Stock registered in such S-1 Registration to be included in the S-1 Registration (excluding any shares issuable pursuant to any overallotment option granted to the underwriters in such offering) as "firm" shares rather than pursuant to the overallotment option and, in the event of the exercise of the overallotment option, to participate rateably in such overallotment. In the event that the S-1 Registration is of less than four million (4 million shares), the Company undertakes to increase the percentage of shares registrable in the S-1 Registration by the Holders by such amount as necessary to enable Paul Tierney to sell all his Phone.com Inc. Shares. This right shall be personal to Mr Tierney shall not increase the entitlement of any other Holder to participate in the S-1 Registration. In the event that the Company proceeds with the S-1 Registration, the Company will notify the Holders periodically of the status of, and allow them to participate in, the S-1 Registration to the extent set forth in the preceding sentence pro rata to their holdings of Registrable Securities; provided that if any Holder shall participate in such registration, all provisions of Sections 1.3, 1.4, 1.5, 2.5 and 2.10 of this Agreement to the extent applicable shall be in effect with regard to such registration and each Holder's participation therein. It shall be a condition of inclusion in the S-1 Registration that each Holder executes and delivers to the Company all documents and makes such confirmation reasonably requested by the Company as are applicable to the S-1 Registration. Nothing in this Section 2.11 shall affect the Company's right to withdraw any such registration at any time.

          2.12   Senior Registration Rights Agreement.  Nothing in this
                 ------------------------------------
Agreement shall result in any Shareholder receiving any rights which are inconsistent with the Senior Registration Rights Agreement. If there is any conflict between this Agreement and the Senior Registration Rights Agreement, the provisions of the Senior Registration Rights Agreement shall prevail.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

PHONE.COM INC.


By:__________________________________

Title:_______________________________



SHAREHOLDERS:

GILBERT LITTLE

By:__________________________________

Address:       1 Southwinds
               Ulverton Road
               Dalkey, Co. Dublin


LAURENCE QUINN

By:__________________________________


Address:       75 Offington Avenue
               Sutton
               Dublin 13


JOSEPH CUNNINGHAM

By:__________________________________


Address:       8 Parkview
               Castleknock
               Dublin 15

ENTERPRISE IRELAND LIMITED

By:__________________________________


Address:       Wilton House
               Wilton Place

PAUL TIERNEY

By:__________________________________


Address:  38 Offington Avenue
          Sutton
          Dublin 13

DENIS MURPHY

By:__________________________________


Address:  10 Laganvale Court
          Stranmillis
          Belfast

RICHARD MCCONNELL

By: _________________________


Address:  21 Rosemount Park
          Ballygowan Road
          Belfast

MICHAEL CURRAN

By: _________________________


Address:  72 Teconnaught Road
          Crossgar
          Co. Down

LIAM MCQUILLAN

By: _________________________


Address:  38 Mount Michael Park
          Four Winds
          Belfast

                                   EXHIBIT A

                                 SHAREHOLDERS


NAME                                             SHARES
----                                             ------


Total